InsPro Technologies Corporation Announces Second Quarter 2012 Financial Results

Radnor, PA – August 14, 2012 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading software innovator and provider of an insurance administration and marketing system, InsPro Enterprise, used by insurance carriers and third party administrators, that supports individual and group business lines and efficiently processes agent, direct market, worksite and web site generated business, today announced its financial results for the quarter ended June 30, 2012.

Second Quarter 2012 Highlights

•	Revenues from continuing operations increased 93% to $3,069,233 in the second quarter of 2012, compared to $1,593,352 in the second quarter of 2011 due primarily to increased professional services fees and ASP/Hosting revenue.

•	Loss from continuing operations decreased to $714,463 in the second quarter of 2012, compared to a loss of $1,382,000 in the second quarter of 2011. The improved operating performance was the result of higher revenue and was achieved despite additional spending on InsPro Enterprise functional improvements.

•	Net loss was $5,243,304 in the second quarter of 2012, compared to net loss of $541,382 in the second quarter of 2011. The increased net loss was the result of a non cash loss on the change of the fair value of warrant liability of $4,632,623 in the second quarter of 2012, compared to gain of $620,274 in the second quarter of 2011.

Year to Date 2012 Highlights

•	Revenues from continuing operations increased 39% to $5,462,160 in the first half of 2012, compared to $3,936,221 in the same period of 2011. Increased professional services fees and ASP/Hosting revenue more than offset the lower license fee revenue so far in 2012.

•	Loss from continuing operations decreased to $1,458,980 in the first half of 2012, compared to a loss of $1,883,708 in the same period of 2011. The improved operating performance was the result of higher net revenue offset by increased expense related to accelerated enhancements to InsPro Enterprise’s functionality.

•	Net loss was $5,710,200 for 2012 year to date, compared to net loss of $513,740 for 2011 year to date. The increased net loss was primarily the result of a non cash loss on the change of the fair value of warrant liability of $4,508,078 in 2012, compared to gain of $929,568 in 2011.

Anthony R. Verdi, Chief Executive Officer, stated, “I am pleased to report the progress of the Company in the form of continued meaningful revenue and client growth in 2012. We are currently fully engaged in four implementations of InsPro Enterprise, which is unprecedented new client activity. At the same time we remain actively engaged assisting our existing clients to achieve their goals. Furthermore, we are working towards an even better future as we continue to make significant investments in InsPro Enterprise and client service. We are looking forward to reporting to you throughout 2012.”

About InsPro Enterprise

The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics. InsPro Enterprise was designed as a single technology solution to manage all insurance processing requirements and built from the ground up to support both group and individual policies. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular componentized basis to address immediate areas of concern.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise software, an end-to-end; web-based policy administration system used by insurance carriers and third party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower IT support costs, increase customer retention, and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the effects of existing and new clients, our prospect pipeline, and the investments in and potential of our technology platform. Forward-looking statements provide InsPro Technologies Corporation current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies Corporation’s most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission. These documents are available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact:

Anthony R. Verdi, CEO, CFO and COO

484-654-2200
finance@inspro.com

– financial tables to follow –

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011

Revenues	$3,069,233	$1,593,352	$5,462,160	$3,936,221

Cost of revenues	2,580,770	1,788,813	4,606,719	3,447,674

Gross profit (loss)	488,463	(195,461)	855,441	488,547

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	593,626	634,663	1,155,204	1,287,785
Advertising and other marketing	27,785	30,567	60,317	54,044
Depreciation and amortization	253,921	173,070	461,756	354,788
Rent, utilities, telephone and communications	90,377	91,389	181,701	188,837
Professional fees	106,744	104,120	208,502	208,657
Other general and administrative	130,473	152,730	246,941	278,144

	1,202,926	1,186,539	2,314,421	2,372,255

Loss from operations	(714,463)	(1,382,000)	(1,458,980)	(1,883,708)

Gain from discontinued operations	116,434	220,485	270,276	439,505

Other income (expense):
(Loss) gain on the change of the fair value of warrant liability	(4,632,623)	620,274	(4,508,078)	929,568
Interest income	1,305	6,095	3,589	14,396
Interest expense	(13,957)	(6,236)	(17,007)	(13,501)

Total other income (expense)	(4,645,275)	620,133	(4,521,496)	930,463

Net loss	$(5,243,304)	$(541,382)	$(5,710,200)	$(513,740)

Net loss per common share - basic and diluted:
Loss from operations	$(0.13)	$(0.02)	$(0.15)	$(0.02)
Gain from discontinued operations	0.00	0.01	0.01	0.01
Net loss per common share	$(0.13)	$(0.01)	$(0.14)	$(0.01)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2012	December 31, 2011
ASSETS

CURRENT ASSETS:
Cash	$3,121,816	$3,702,053
Accounts receivable, net	2,346,676	1,506,234
Tax receivable	766	766
Prepaid expenses	321,756	116,649
Other current assets	28,296	2,139
Assets of discontinued operations	33,041	104,002

Total current assets	5,852,351	5,431,843

Property and equipment, net	1,579,574	496,692
Intangibles, net	86,683	260,050
Other assets	80,608	80,608

Total assets	$7,599,216	$6,269,193

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Note payable	$105,475	$8,586
Accounts payable	1,963,603	644,563
Accrued expenses	523,759	521,383
Current portion of capital lease obligations	75,889	109,872
Deferred revenue	1,743,244	622,500

Total current liabilities	4,411,970	1,906,904

LONG TERM LIABILITIES:
Warrant liability	6,182,304	1,674,226
Capital lease obligations	90,267	113,943

Total long term liabilities	6,272,571	1,788,169

SHAREHOLDERS' EQUITY (DEFICIT):
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 2,797,379 shares issued and outstanding (liquidation value $8,392,137)	5,427,604	5,427,604
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	37,089,073	37,038,318
Accumulated deficit	(48,507,649)	(42,797,449)

Total shareholders' equity (deficit)	(3,085,325)	2,574,120

Total liabilities and shareholders' equity (deficit)	$7,599,216	$6,269,193

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2012	2011
Cash Flows From Operating Activities:
Net loss	$(5,710,200)	$(513,740)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	461,756	354,788
Stock-based compensation	50,754	46,405
(Gain) on change of fair value of warrant liability	4,508,078	(929,568)
Changes in assets and liabilities:
Accounts receivable	(840,442)	(145,776)
Tax receivable	-	2,840
Prepaid expenses	(205,107)	(96,780)
Other current assets	(26,157)	(6,306)
Other assets	-	1,950
Accounts payable	386,327	(79,202)
Accrued expenses	2,376	92,294
Deferred revenue	1,120,744	670,575
Assets of discontinued operations	70,961	(124,335)

Net cash used in operating activities	(180,910)	(726,855)

Cash Flows From Investing Activities:
Purchase of property and equipment	(438,557)	(74,660)

Net cash used in investing activities	(438,557)	(74,660)

Cash Flows From Financing Activities:
Gross proceeds from note payable	118,206	37,540
Payments on note payable	(21,317)	(21,345)
Fees paid in connection with secured note from related party	-	(8,370)
Payments on capital leases	(57,659)	(83,491)
Restricted cash in connection with letters of credit	-	1,152,573

Net cash (used) provided by financing activities	39,230	1,076,907

Net (decrease) increase in cash	(580,237)	275,392

Cash - beginning of the period	3,702,053	4,429,026

Cash - end of the period	$3,121,816	$4,704,418